Exhibit 99.1

27 April 2017
KENNEDY WILSON EUROPE REAL ESTATE PLC
(“KWE”, the “Company” or the “Group”)

CORRECTION - RESULTS OF THE 2017 ANNUAL GENERAL MEETING
The following amendments have been made to the RESULT OF THE 2017 ANNUAL GENERAL MEETING announcement released yesterday, 26 April 2017, under RNS No 4128D.
Due to a processing error made by KWE’s registrars, Computershare Investor Services (Jersey) Limited, the results of the poll for each resolution were wrongly stated in the announcement released yesterday and have now been corrected. All other details remain unchanged.
The full amended text is shown below.
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Kennedy Wilson Europe Real Estate Plc (LSE: KWE), an LSE listed property company that invests in direct real estate and real estate loans in Europe, is pleased to announce that, at the Annual General Meeting of the Company, held at the offices of Allen & Overy LLP, One Bishops Square, London, E1 6AD on Wednesday, 26 April 2017 at 10.00 a.m., all the resolutions were passed by the requisite majorities on a poll by shareholders.
The results of the poll for each resolution incorporating proxy votes lodged in advance of the meeting are as follows:

	Resolution	Votes for	% of votes cast	Votes against	% of votes cast	Votes withheld*	Total votes cast as % of ISC
1	Receive the Annual Report and Accounts for the financial year ended 31 December 2016	113,838,213	99.91	102,260	0.09	128,197	90.33
2	Approve the directors’ remuneration report for the financial year ended 31 December 2016	113,452,598	99.46	614,272	0.54	1,800	90.43
3	To re-appoint KPMG as Auditor until the conclusion of the Company's next annual general meeting to be held in 2018	113,980,058	99.92	87,812	0.08	800	90.43
4	To authorise the Audit Committee to determine Auditor’s remuneration	113,304,841	99.62	429,425	0.38	334,404	90.17
5	To re-elect Charlotte Valeur as a Director	112,164,116	98.33	1,903,754	1.67	800	90.43
6	To re-elect William McMorrow as a Director	111,944,703	98.14	2,123,167	1.86	800	90.43
7	To re-elect Mark McNicholas as a Director	113,719,818	99.7	343,772	0.3	5,080	90.43
8	To re-elect Simon Radford as a Director	113,674,266	99.65	393,604	0.35	800	90.43
9	To re-elect Mary Ricks as a Director	111,974,253	98.16	2,093,617	1.84	800	90.43
10	To authorise market purchase by the Company of its shares as per the terms set out in the Notice of Meeting**	112,785,590	99.54	519,251	0.46	763,829	89.83
11	To empower Directors to allot and issue (or sell from treasury) 12,613,340 shares for cash as if pre-emption rights did not apply to such allotment as per the terms set out in the Notice of Meeting **	98,084,870	85.99	15,982,000	14.01	1,800	90.43

* A vote withheld is not a vote in law and is not counted towards the votes cast "For" or "Against" a resolution
** Special resolution (66⅔% majority required)

The issued share capital of the Company as at 6.00 p.m. on 24 April 2017 (the record time and date for voting) was 126,133,407 ordinary shares.
In accordance with paragraph 9.6.2(R) of the Listing Rules, a copy of the resolutions passed at the Annual General Meeting has been submitted to the National Storage Mechanism and will shortly be available for inspection at www.morningstar.co.uk/uk/nsm.
A copy of the poll results for the Annual General Meeting will be published shortly on the Company’s website www.kennedywilson.eu.
The full text of the resolutions is set out in the Notice of Meeting dated 23 March 2017 which is also available at www.kennedywilson.eu.
For further information, please contact:

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Investors Juliana Weiss Dalton, CFA +44 (0) 20 7479 7429 JWeissDalton@kennedywilson.eu	Press Dido Laurimore / Tom Gough/Polly Warrack +44 (0) 20 3727 1000 kennedywilson@fticonsulting.com

About Kennedy Wilson Europe Real Estate Plc
Kennedy Wilson Europe Real Estate Plc is an LSE listed property company that invests in real estate across the UK, Ireland, Spain and Italy. It aims to generate superior shareholder returns by unlocking value of under-resourced real estate across its target geographies. Its existing portfolio is primarily invested across office and retail in the UK and Ireland, weighted towards London, the South East and Dublin. For further information on Kennedy Wilson Europe Real Estate Plc, please visit www.kennedywilson.eu

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